Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Fresca Worldwide Trading Corp. (the "Company") for the quarter ending June 30, 2008, I, Margaret Burton, Chief Executive Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.

Such Quarterly Report on Form 10-Q for the quarter ending June 30, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-Q for the quarter ending June 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 13, 2008

Fresca Worldwide Trading Corp.

By:  /s/ Margaret Burton

          Margaret Burton